AMENDMENT NO. 1 TO PAYMENT IN LIEU OF TAXES AGREEMENT

THIS AMENDMENT NO. 1 TO PAYMENT IN LIEU OF TAXES AGREEMENT, dated as of the 27th day of September, 2019 (this “Amendment”), between the Municipality of Anchorage, Alaska, a political subdivision organized under the laws of the State of Alaska (“Municipality”), and Chugach Electric Association, Inc., a not-for-profit electric cooperative corporation organized under the laws of the State of Alaska (“Chugach”).

RECITALS

WHEREAS, Chugach and Municipality entered into that certain Payment in Lieu of Taxes Agreement, dated as of December 28, 2018 (the “Original PILT Agreement”);

WHEREAS, capitalized terms used in this Amendment, if not otherwise defined herein, shall have the meanings set forth in the Original PILT Agreement, as amended or modified pursuant to this Amendment (as so amended or modified, the “PILT Agreement”);

WHEREAS, pursuant to Section 3.08 of the Original PILT Agreement, Chugach and Municipality may amend, modify or supplement the Original PILT Agreement upon the execution and delivery of a written agreement executed by each party thereto; and

WHEREAS, the Chugach and Municipality desire to make certain amendments to the Original PILT Agreement as provided in this Amendment.

NOW, THEREFORE, pursuant to Section 3.08 of the Original PILT Agreement and in consideration for the premises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1. New Definitions. The following definition is added to Article I of the Original PILT Agreement:

“Net ML&P Classified Plant in Service” means the net book value of ML&P classified and unclassified plant in service within the Municipality of Anchorage as of the Closing Date, including contributed plant but not including intangible plant and construction work in progress.

2. Revised Definitions. The following definitions in Article I of the Original Agreement are replaced in their entirety as follows:

“Adjusted Net Book Value” means, for any year, the product of (i) the Net ML&P Classified Plant in Service located within each district in the Legacy Territory as of the Closing Date and (ii) the Overall Plant in Service Change.

“Net Plant in Service” means the net book value of plant in service, exclusive of contributed plant, intangible plant and construction work in progress.

“Overall Plant in Service Change” means a fraction of which (i) the numerator is the Net Plant in Service of Chugach located within the Municipality of Anchorage as of

1

Amendment No. 1 to Payment in Lieu of Taxes Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

January 1 of the current year, and (ii) the denominator is the sum of (a) ML&P’s Net Plant in Service in the Legacy Territory that is located within the Municipality of Anchorage on the Closing Date plus (b) Chugach’s Net Plant in Service in the Chugach legacy territory that is located within the Municipality of Anchorage on the Closing Date.

3. Amendment to Exhibit A.Exhibit A of the Original PILT Agreement is hereby deleted in its entirety and replaced with Exhibit A, attached hereto.

4. Effective Date of this Amendment. Except as expressly provided herein, the Original PILT Agreement is not amended, supplemented, modified, revised or otherwise affected by this Amendment. This Amendment shall be deemed effective and in full force and effect as of the date first written above. On and after the date hereof, each reference in the Original PILT Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Original Agreement, shall mean and be a reference to the Payment In Lieu Of Taxes Agreement and each reference to the Payment In Lieu Of Taxes Agreement in any other agreements, documents or instruments executed and delivered pursuant to or in connection with the Payment In Lieu Of Taxes Agreement shall be deemed to mean and be a reference to the Payment In Lieu Of Taxes Agreement as amended by this Amendment.

5. Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

6. Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Alaska, without reference to conflicts of laws principles that would result in the application of the laws of any other jurisdiction.

7. Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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Amendment No. 1 to Payment in Lieu of Taxes Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers and officials thereunto duly authorized.

MUNICIPALITY OF ANCHORAGE, ALASKA
By /s/ William D. Falsey_________________ Name: William D. Falsey Title: Municipal Manager
CHUGACH ELECTRIC ASSOCIATION, INC.
By /s/ Lee D. Thibert___________________ Name: Lee D. Thibert Title: Chief Executive Officer

Signature Page to

Amendment No. 1 to Payment in Lieu of Taxes Agreement

between

Municipality of Anchorage and Chugach Electric Association, Inc.